EXHIBIT 99 / Joint Filer Information
STATEMENT OF CHANGES IN BENEFICIAL OWNERSHIP (continued)
Item 1.        M. Kenneth Oshman
        c/o Echelon Corporation
        550 Meridian Ave
        San Jose, CA 95126
Item 2.        Echelon Corporation (ELON)
Item 3.        11/17/2005
ADDITIONAL REPORTING PERSONS COVERED BY THIS FORM 4
Pursuant to General Instruction 4(b)(v) to Form 4, the following additional reporting persons are covered by this joint filing:
The Oshman Trust dated July 10, 1979
O-S Ventures
The address to each such reporting person is:
Echelon Corporation
c/o M. Kenneth Oshman
550 Meridian Ave.
San Jose, CA 95126